UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
_______________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 24, 2013

MICREL,   INCORPORATED
(Exact name of Registrant as specified in its charter)

California	94-2526744
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

2180 Fortune Drive, San Jose, CA       95131
(Address of principal executive offices)   (Zip Code)

Registrant's telephone number, including area code: (408) 944-0800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 2.02. Results of Operations and Financial Condition.

On October 24, 2013, Micrel, Incorporated (the “Company”) issued a press release announcing its financial results for the three and nine months ended September 30, 2013. A copy of the press release is furnished as Exhibit 99.1 to this report. Such information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01. Other Events.

On October 24, 2013, the Company announced that its Board of Directors has authorized the repurchase of an additional $30.0 million of the Company’s common stock.  This new authorization is in addition to the approximately $6.0 million of the Board of Director’s previous authorization remaining as of September 30, 2013.  The repurchases may occur from time to time in the open market or in privately negotiated transactions; provided that the repurchases are made in accordance with the terms of Rule 10b-18 under the Securities Exchange Act of 1934, as amended.  The timing and amount of any repurchase of shares will be determined by the Company’s management, based on its evaluation of market conditions, cash on hand and other factors.  The authorization will stay in effect until the aggregate authorized amount is expended or the authorization is modified by the Board of Directors.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1 Press release, dated October 24, 2013, issued by Micrel, Incorporated.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICREL, INCORPORATED
(the Registrant)

By:             /s/ Robert E. DeBarr
Robert E. DeBarr
Chief Financial Officer and
Vice President of Finance and Human Resources
(Principal Financial and
Accounting Officer)

Dated: October 24, 2013

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

99.1	Press release, dated October 24, 2013, issued by Micrel, Incorporated.

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